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EXHIBIT 16.1



February 9, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Loudeye Corp.(copy attached), which we understand will be filed with the Commission as part of the Company's Form 10-Q/A for the quarter ended September 30, 2004. We agree with the statements concerning our Firm in such Form 10-Q/A.

PricewaterhouseCoopers, LLP ("PWC") makes no comment whatsoever on the current status of the material weaknesses identified or to any remedies applicable thereto.

Sincerely,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP